Exhibit 10.7
AMENDMENT TO DICKS SPORTING GOODS, INC.
SUPPLEMENTAL SMART SAVINS PLAN
     WHEREAS, Dick’s Sporting Goods, Inc. (“Company”) has previously adopted the Dick’s Sporting Goods, Inc. Supplemental Smart Savings Plan (the “Plan”);
     WHEREAS, pursuant to Section 7.1 of the Plan, the Company may amend the Plan at any time, including for reasons related to tax issues;
     WHEREAS, the Company desires to amend the Plan to incorporate certain requirements, and to make certain clarifications to the Plan; and
     WHEREAS, the undersigned has been granted specific authority to execute this amendment.
     NOW THEREFORE, the Plan is amended as follows:
     1. Section 4.2 is revised by restating subsection d to read as follows:
(a)	Under no circumstances shall the total aggregate annual combined Base Salary, Quarterly Bonus and Incentive Bonus Award Deferral Credits to the Plan be greater than the limit specified in Section 402(g) of the Code for the 2006 Plan Year. For purposes of clarity, this aggregate amount is independent of any elections made or not made under the Dick’s Sporting Goods Smart Savings Plan. For the Plan year beginning January 1, 2007, the maximum permitted deferral amount under this Plan shall be $12,000. This amount may be increased by the Committee for years after 2007; provided however, that any action to increase the maximum amount must be taken prior to the Plan year to which such amount relates.
     2. Section 4.4(a) is hereby amended to read as follows:
(a)	The Committee will credit the Dick’s Matching Deferral Account of each Participant who defers Compensation in an amount equal to 50% of the amount deferred under 4.2; provided that this matching credit will not exceed 7% of Compensation.
     3. A new Subsection 3.1(d) is added to read as follows:
(d)	Notwithstanding anything to the contrary contained herein; all persons with a salary grade of 15 (Vice Presidents) and higher will be ineligible to participate in this Plan after December 31, 2006. If a Participant becomes ineligible for participation by reason of this subsection 3.1(d) during a Plan Year (for example, because of a promotion), such Participant will continue participation in the Plan until the end of the Plan Year in which the ineligibility resulted.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed this 20th day of December, 2006.

DICK’S SPORTING GOODS, INC.
By:	/s/ Jay Crosson

Senior Vice President-Human Resources